EXHIBIT 10.127

AMENDMENT NO. 1 TO CONSULTING AGREEMENT

THIS AMENDMENT NO. 1 TO CONSULTING AGREEMENT (this “Amendment”) is dated as of June 23, 2008, by and among Performance Health Technologies, Inc., 427 River View Plaza, Trenton, NJ  08611 (the “Company”), and Dawson James Securities, Inc., a Florida Corporation, 925 S. Federal Highway, 6th Floor, Boca Raton, FL 33432 (the “Consultant”).

WHEREAS, the parties entered into that certain Financial Advisory and Consulting Agreement, dated as of July 5, 2007, by and among the Company and Consultant, a copy of which is attached hereto as Exhibit A (the “Agreement”).

WHEREAS, the Company and the Consultant wish to amend certain provisions of the Agreement as set forth herein;

NOW, THEREFORE, for and in consideration of the mutual promises and covenants other agreements contained in this Amendment, the Company and the Consultant hereby agree to amend the Agreement as follows:

1.   Defined Terms; Conflicting Documents.  All capitalized terms used but not defined herein shall have the meaning set forth in the Agreement.  In the event of any conflict between the Agreement and this Amendment, this Amendment shall prevail and govern.

2. Acknowledgement. The parties hereto hereby acknowledge the Consultant’s receipt of the consideration set forth in Section 2(a) of the Agreement.

3. Amendment to Section 2(a): Terms and Consideration. Section 2(a) of the Agreement is hereby amended to extend the term of the Agreement for an additional six (6) months by deleting the word “twelve” therein and replacing it with the word “eighteen” and by deleting the number “12” therein and replacing it with the number “18”, such that the entire term of the Agreement shall be for a period of eighteen (18) months commencing July 5, 2007 and expiring on January 5, 2009.

4. Consideration. As consideration for agreeing to enter into this Amendment, the Company has agreed to pay the Consultant, in the aggregate, the sum of Sixty Thousand Dollars and 00/100 ($60,000.00), of which Forty Thousand Dollars and 00/100 ($40,000.00) shall be non-refundable and due upon execution of this Amendment, and of which Ten Thousand Dollars and 00/100 ($10,000) shall be due on or before November 5, 2008 and the remaining Ten Thousand Dollars and 00/100 ($10,000) shall be due on or before December 5, 2008.  In addition, upon execution of this Amendment, the Company shall issue to the Consultant five-year warrants to purchase One Hundred Thousand (100,000) shares of the Company’s common stock at an exercise price of Fifty Cents ($0.50) per share, which warrants shall contain provisions for cashless exercise in favor of the Consultant.

5. Ratification. Except as specifically herein amended and modified, all terms and conditions of the Agreement remain unchanged and in full force and effect.

6. Incorporation of Changes. The parties hereto covenant and agree that the amendments contemplated in this Amendment shall be deemed to be incorporated by reference into and made a part of the Agreement.

SIGNATURE PAGE TO AMENDMENT NO. 1 TO CONSULTING AGREEMENT

Please acknowledge your acceptance of the foregoing Amendment by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

PERFORMANCE HEALTH TECHNOLOGIES, INC.

By:
Name:
Title:

DAWSON JAMES SECURITIES, INC.

By:
Name:
Title:

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